EMPLOYMENT AGREEMENT


         THIS AGREEMENT, made and entered into as of December 31, 1995, by and between CNA FINANCIAL CORPORATION, a Delaware corporation (hereinafter referred to as the "Company"), and DENNIS H. CHOOKASZIAN (hereinafter referred to as the "Executive");

                              W I T N E S S E T H:

         WHEREAS, the Company desires to continue to employ the Executive, and the Executive is willing to render such services in accordance with the terms hereinafter set forth;

         NOW, THEREFORE, in consideration of the premises and of the mutual promises herein contained, it is agreed by and between the Company and the Executive as follows:

         FIRST: The Company agrees to and does hereby employ the Executive to perform such executive duties commensurate with his level of compensation as may from time to time be assigned to him by the Board for a period of three (3) years beginning January 1, 1996, and ending December 31, 1998. It is understood and agreed that until further action of the Board, the executive duties to be performed by the Executive under this Agreement shall be those of Chief Executive Officer of the CNA Insurance Companies.

         SECOND: The Executive agrees to and does hereby accept such employment and further agrees that during the period of his employment under this Agreement he will devote his entire working time and energy to the interests and business of the Company, that he will perform such executive duties commensurate with his level of compensation as shall be assigned to him from time to time by the Board, and that if he shall be elected by the Board or the board of directors of any subsidiary to any one or more corporate offices in the Company or its subsidiaries he will accept and serve in such capacity or capacities without any additional compensation to that provided in paragraph THIRD of this Agreement. The Executive shall be permitted to devote reasonable time to, and to have investments in, other businesses and enterprises so long as there is no conflict with his duties hereunder, except that the Executive shall not invest in any business or enterprise principally devoted to any activity which, at the time of such investment, is competitive to any business or enterprise of the Company or any of its subsidiaries other than an investment of up to 1% of the outstanding capital stock of any such competitor which is listed on a national securities exchange.

         Subject to normal business travel, the Executive shall perform his service hereunder in, and shall not be required to change his place of residence from, the Chicago metropolitan area.

         THIRD: The Company agrees to pay or cause to be paid to the Executive as compensation for services rendered to the Company by him for each year of his employment under this Agreement, a base salary at the rate of $950,000.00 per year ("Base Salary"), which shall be payable in substantially equal bi-weekly installments. In addition, the Executive shall participate in a Performance Based Compensation Plan ("Performance Plan") established by the Compensation Committee of the Board of Directors for the Executive for the time that this Agreement is in effect. Upon attainment of the annual performance goals as established under the Performance Plan, the Executive shall receive incentive compensation under the Performance Plan as awarded by the Compensation Committee.
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

         The Base Salary above provided to be paid to the Executive may be increased from time to time by the Board in its sole discretion.

         FOURTH: While the parties recognize that the right to elect directors and officers is by law vested in the stockholders and directors, respectively, of a corporation, it is nevertheless mutually contemplated, subject to such right, that during the terms of his employment under this Agreement the Executive shall be elected, and shall serve as, a member of the Board of Directors of the Company and Chairman of the Board of Directors of each of the CNA Insurance Companies.

         FIFTH: In the event that in the judgment of the Board, the Executive shall at any time during the period of his employment under this Agreement be unable to perform satisfactorily his duties under this Agreement for a period of six (6) months or more in the aggregate in any twelve (12) month period, by reason of any physical or mental disability, the term of the Executive's employment under this Agreement may, at the discretion of the Board, be terminated upon at least fifteen (15) days' prior written notice to the Executive. In the event of such termination the Company shall pay to the Executive an amount equal to the applicable Termination Rate set forth in paragraph EIGHTH hereof from January 1 to the end of the month in which such notice is given, less the Base Salary paid to the Executive from January 1 of that year through the end of the month in which such notice is given. The Company shall have no further obligation to make any payments under paragraph THIRD hereof, but the Executive shall continue to be entitled to the benefits provided for in paragraph SIXTH hereof.

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

         SIXTH: The Executive shall be entitled to such employee benefits as may be offered under any insurance policy or policies or under any other similar type of program or programs maintained by the Company for its employees and executives generally, subject to the terms and conditions provided by such respective policy or program, and subject to the Executive meeting the eligibility requirements provided for in such policy or program. Benefits under any benefit plan in which the Executive participates wherein benefits are dependent upon the level of compensation of the Executive shall be computed assuming compensation at the applicable Termination Rate set forth in paragraph EIGHTH hereof, subject to appropriate adjustment in relation to incentive compensation actually awarded under the Performance Plan (the "Assumed Compensation Rate"). In addition, during the term of this Agreement, the Company will provide and maintain for the Executive, at its own cost and expense, Long-Term Disability protection providing coverage substantially equivalent to that provided on January 1, 1996 under the Company's Long-Term Disability program, with benefits based on the Assumed Compensation Rate commencing the 1st of the month following notice of termination for such disability and payable as long as the Executive remains totally disabled but not beyond age 65.

         The Executive shall be entitled to participate in the qualified and supplemental pension plan maintained by the Company for its employees or executives. The rights, if any, of the Executive under any pension or retirement plan or program of the Company are governed solely by the terms of such plan or program, unless expanded by this Agreement, and no provision of this Agreement is intended to, nor shall it restrict such rights. Any incentive based compensation paid under the Performance Plan shall be included in the computation of pensionable earnings. Executive shall also be entitled to participate in the qualified and supplemental savings plan in effect from time to time and shall be entitled to receive the Company matching amounts then in effect on the amount of his contributions subject to matching, which matching amounts shall also be included in the computation of pensionable earnings.

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

         The Executive shall not be entitled to any other compensation from the Company except as contemplated by this Agreement provided, however, that this Agreement is not intended to, and shall not, prejudice the Executive's participation in any present or future stock option, insurance or similar plan of the Company embracing executive and managerial personnel generally.

         SEVENTH: The Company agrees that should the Executive die during the period of his employment under this Agreement, it will pay to the Executive's surviving spouse, if any, an amount equal to the applicable Termination Rate set forth in paragraph EIGHTH hereof from January 1 of the year of Executive's death to the end of the month of his death, less the Base Salary paid to the Executive from January 1 of the year of death to the end of the month of his death, and the Company shall have no further obligation to make any payments under paragraph THIRD hereof.

         EIGHTH: The Company may terminate the employment of the Executive at any time by action of the Board, but if it terminates the employment of the Executive in the absence of Cause (as defined in paragraph NINTH), then the Company shall make bi-weekly payments to the Executive for a period of three years from the date of such termination at the rate per annum (the "Termination Rate") set forth below for the year in which such termination occurs:

          1996                      $2,400,000
          1997                      $2,600,000
          1998                      $2,800,000

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


         In addition to the payments set forth above, the Executive shall be paid in a single sum an amount equal to the applicable Termination Rate as set forth above, prorated from January 1, of the year of termination to the date of termination less the Base Salary paid to the Executive from January 1 of that year to the date of termination.

         In the event this Agreement has not been extended or renewed at the end of its term on December 31, 1998 and the employment of the Executive is continued, then such employment shall constitute an employment at will from month to month at a stated salary of $233,333.33 per month. Should the Company terminate the employment of the Executive without cause during such employment at will following expiration of this Agreement, or this Agreement shall not be renewed or a new Employment Agreement entered into by March 31, 1999, the Executive's employment shall terminate on March 31, 1999 and the Company shall continue to make bi-weekly payments to the Executive for a period of three years from the date of such termination at the rate of $2,800,000 per annum. Such payments to the Executive following termination shall not be required if at least 30 days prior to March 31, 1999 the Company shall have offered in writing to renew this Agreement for a further extended term of three years and otherwise upon substantially the terms in effect at December 31, 1998, at an annual base salary of not less than $950,000 and an entitlement to participate in the Performance Plan which provides opportunity to earn incentive based compensation of not less than $1,850,000, and the Executive shall not have accepted such renewal in writing prior to March 31, 1999. Should the Executive die within the three year period after termination when payments are being made as the result of termination, the Company shall pay to the Executive's surviving spouse, if any, or if his spouse is not living thirty days after the Executive's death, to his estate, the balance of the compensation otherwise payable to the Executive under this paragraph.

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

         NINTH: In the event that the Executive shall engage in any conduct which the Board, in its sole discretion, shall determine to be fraudulent, a substantial breach of any material provision of this Agreement, willful malfeasance or gross negligence or inconsistent with the dignity and character of a senior executive of the Company, and only if such conduct is determined by the Board to have a material adverse effect on the business of the Company (defined herein as "Cause"), this entire Agreement shall be automatically terminated instanter and the Company shall have no obligation to thereafter make any payments to the Executive or to his surviving spouse under any paragraph of this Agreement.

         TENTH: The Executive agrees that for a period of three (3) years following the termination of his employment under this Agreement for any reason whatsoever, he will not, directly or indirectly: (i) employ, hire or cause to be employed or hired any person who is employed by the Company or any of its subsidiaries as an executive or key managerial employee on the termination date of such employment or was so employed within one (1) year prior to termination; or (ii) cause, invite, solicit, entice or induce any such person to terminate his employment with the Company or any of its subsidiaries.

         ELEVENTH: The Executive agrees that during the term of this Agreement, and thereafter, he shall not disclose directly or indirectly to any person, corporation, firm, partnership or other entity (collectively "person") or any officer, director, stockholder, partner, associate, employee, agent or representative of any person, any confidential information or trade secrets of the Company or of any subsidiary, except in the performance of his duties hereunder or with the prior written consent of the Company, and on the

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

termination of his employment for any reason the Executive agrees not to remove or retain without the express consent of the Board, any letters, papers, documents, instruments or copies thereof or any other confidential information of any type or description. The Executive acknowledges that the remedy at law for any breach or threatened breach by him of this paragraph ELEVENTH will be inadequate and that, accordingly, the Company shall be entitled to injunctive relief without being required to post bond or other surety.

         TWELFTH: The rights of the Executive under this Agreement shall not be transferable by assignment or otherwise, nor shall they be subject in any manner to anticipation or commutation, encumbrance, or claims of his creditors.

         THIRTEENTH: This Agreement shall be binding upon and inure to the benefit of the Executive and the Company and any successor organization which shall succeed to substantially all of its assets and business.

         FOURTEENTH: Any notice or communication by either party with respect to this Agreement shall be made in writing and may either be delivered personally or sent by first class mail to the appropriate address from time to time designated by the other party.

         FIFTEENTH: This Agreement shall be construed under and governed by the laws of the State of Illinois.
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

         IN WITNESS WHEREOF, the Company has caused its corporate name to be hereunto subscribed by an executive officer and its corporate seal to be hereunto affixed, and DENNIS H. CHOOKASZIAN has hereunto subscribed his name, all as of the day, month and year first above written.

                                            CNA FINANCIAL CORPORATION
ATTEST:
S/MARY A. RIBIKAWSKIS                       By  S/DONALD LOWRY
- ---------------------                         --------------------
Mary A. Ribikawskis                           Donald M. Lowry

                                            By  S/DENNIS CHOOKASZIAN
                                              --------------------
                                              Dennis H. Chookaszian

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